UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2007

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01. Entry into a Material Definitive Agreement.

On January 24, 2007, the Registrant entered into a Collaboration and License Agreement (the “Agreement”) with Lenetix Medical Screening Laboratory, Inc. (“Lenetix”), pursuant to which the Registrant and Lenetix agreed to collaborate on the development and commercialization of an rtPCR-based noninvasive fetal test for rhesus D incompatibility.

Under the Agreement, the Registrant and Lenetix each licensed to the other on a non-exclusive and royalty-free basis rights to certain intellectual property for purposes of conducting the study and research plan contemplated by the collaboration. The Registrant also granted to Lenetix a non-exclusive, non-sublicensable and royalty-bearing commercial license during the term of the Agreement which permits Lenetix to sell tests developed under the Agreement throughout the United States in exchange for royalties payable to the Registrant on sales of such tests. The parties also entered into cross-licensing arrangements with respect to improvements on their respective intellectual property. The Registrant has an option to exclusively license on a royalty-bearing basis any improvement or modification made by Lenetix or by the Registrant to Lenetix’s background intellectual property in connection with the study or implementation of the research plan.

Pursuant to the Agreement, Lenetix is responsible for conducting the research contemplated by the collaboration and maintaining all research documentation to support any submissions made to the United States Food and Drug Administration (the “FDA”). The Registrant has agreed to reimburse certain expenses to be incurred by Lenetix in connection with the collaboration and remains responsible for preparing and submitting any documents to the FDA pertaining to any tests or products developed under the Agreement.

The Agreement terminates upon the earliest of (i) three years from the date of the first commercial sale by Lenetix of a test developed under the Agreement, (ii) January 24, 2011, (iii) thirty days after written notice by the Registrant if Lenetix does not achieve the first commercial sale of a test developed under the Agreement by a specified date or fails to maintain minimum annual test sales, or (iv) written notice by either party for material breach of the Agreement by the other party if such breach has not been cured within 60 days of notice of breach to such party.

Forward Looking Statements

Except for historical information contained in this current report, the matters set forth in this current report contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including without limitation statements relating to the collaboration with Lenetix, the payment of any future royalties under the Agreement, and the successful development and regulatory approval of any products developed under the collaboration, are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include the risks associated with reliance upon other parties, research and new technology development, product development and commercialization, competition, government regulation and obtaining regulatory approvals for diagnostic products, market acceptance, as well as other risks described from time to time in the Registrant’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005 and subsequent filings. The forward-looking statements are based on current information that is likely to change and speak only as of the date hereof.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

	By:	/s/ Harry Stylli
Date: January 26, 2007		Harry Stylli
President and Chief Executive Officer

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